UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

STAGWELL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, Floor 65, New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 2, 2021, Stagwell Inc. (the “Company”) announced that it had consummated the previously announced combination of MDC Partners Inc. (“MDC”) and certain subsidiaries of Stagwell Media LP (“Stagwell Media”) pursuant to that certain Transaction Agreement, dated as of December 21, 2020, as amended on June 4, 2021 and July 8, 2021 (the “Transaction Agreement”), by and among Stagwell Media, MDC, New MDC LLC (“New MDC”) and Midas Merger Sub 1 LLC (“Merger Sub”) (the transactions contemplated by the Transaction Agreement, the “Transactions”).

Item 7.01	Regulation FD Disclosure.

The Company is disclosing on this Current Report on Form 8-K the information included as Exhibit 99.2, which information will be disseminated in connection with the Notes Offering described above. Certain of this information has not previously been made publicly available by the Company and may be deemed to be material. This Current Report on Form 8-K also updates certain information previously reported by the Company.

The information included under Item 7.01 above, together with Exhibit 99.2 hereto, is being furnished, not filed, pursuant to this Form 8-K. Such information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished in this Current Report on Form 8-K also shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act, except to the extent expressly set forth herein or by specific reference in such a filing.

Item 8.01	Other Items

On August 10, 2021, a subsidiary of the Company, Midas Opco Holdings LLC (“Midas OpCo”), issued a press release announcing the commencement of a proposed offering of senior notes (the “Notes” and the offering of the Notes, the “Notes Offering”), subject to market and other conditions. The Notes Offering will be unregistered and conducted pursuant to Rule 144A and Regulation S under the Securities Act. The Notes will be unsecured obligations of Midas OpCo and will be fully and unconditionally guaranteed by its subsidiaries Code and Theory LLC, Kettle Solutions LLC, MediaCurrent Interactive Solutions LLC, Stagwell Marketing Group LLC, Stagwell Marketing Group Holdings LLC, Stagwell Performance Marketing & Digital Transformation LLC, PMX Agency LLC, SKDKnickerbocker LLC, Rhythm Interactive LLC, Stagwell Market Research LLC, Harris Insights and Analytics LLC, Scout Marketing LLC, Content Management Corporation, HarrisX LLC, Grayson Agency LLC, Targeted Victory, LLC, Targeted Holdings LLC, ForwardPMX Group LLC, Stagwell Marketing Communications LLC, Grayson Agency Group LLC, Sloane & Company LLC, Code and Theory South America LLC, Truelogic Software LLC, Multi-View Holdings Inc., The Search Agency Inc., Stagwell Performance Marketing Inc., Code and Theory (SF) LLC, National Research Group, Inc., MMI Agency, LLC, Multi-View Inc., Maxxcom LLC, 72andSunny Partners LLC, MDC Corporate (US) LLC, Anomaly Partners LLC, A-Alliance LLC, Crispin Porter & Bogusky LLC, TargetCast LLC, Gale Partners LLC, Y Media Labs LLC, 72andSunny Partners, LLC, Colle & McVoy LLC, Concentric Partners LLC, Doner Partners LLC, HPR Partners, LLC, Unique Influence Partners LLC, Allegory LLC, Anomaly Partners LA LLC, Mono Advertising, LLC, 72andSunny Midco LLC, and Yamamoto, LLC. These guarantors are the subsidiaries that provide guarantees under the Amended and Restated Credit Agreement dated August 2, 2021 by and among Midas OpCo Holdings LLC, Maxxcom LLC, Stagwell Marketing Group LLC, as borrowers, and each other subsidiary of OpCo that is a loan party, JPMorgan Chase Bank, N.A. as Administrative Agent, and various lenders party thereto. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Midas OpCo intends to use the net proceeds from the sale of the Notes to redeem all $870.3 million aggregate principal amount of the outstanding 7.50% Senior Notes due 2024 issued by MDC (the public company predecessor to the Company prior to the Transactions), to pay accrued interest, related premiums, fees and expenses, and to reduce credit facility borrowings. Any remaining proceeds will be used for general corporate purposes, including funding of deferred acquisition consideration.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Stagwell Inc., dated August 10, 2021.
99.2	Disclosures regarding Stagwell Inc. and Midas Opco Holdings LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2021

STAGWELL INC.

By:	/s/ Frank Lanuto
Frank Lanuto
Chief Financial Officer